Exhibit 10.30B

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

AMENDMENT NO. 1 TO

LICENSE AND COLLABORATION AGREEMENT

This AMENDMENT NO. 1 TO LICENSE AND COLLABORATION AGREEMENT (the “Amendment”) is entered into as of October 31, 2014 (the “Effective Date”) by and between Catalyst Biosciences, Inc., a Delaware corporation having a principal place of business at 260 Littlefield Avenue, South San Francisco, CA 94080 (“Catalyst”), and ISU Abxis, a Korean corporation having a principal place of business at Pangyo Global R&D Center, C Bldg, 5th Floor, 696-1 Sampyoung-dong, Bundang-gu, Sungnam, 463-400, Korea (“ISU”). ISU and Catalyst may each be referred to as a “Party” or collectively be referred to as the “Parties”.

RECITALS

WHEREAS, the Parties entered into a License and Collaboration Agreement dated as of September 16, 2013 (the “Agreement”), regarding the collaboration and development of Catalyst’s human Factor IX product. Capitalized terms not otherwise defined herein shall have the meanings given in the Agreement.

WHEREAS, the Parties desire to amend the Agreement to amend Schedule 1.13 as contemplated in the Agreement, and to make certain other conforming changes as set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants and conditions contained in this Amendment, and for other valid consideration, receipt of which is hereby acknowledged, the Parties agree as follows:

AMENDMENT

1.	Section 4.1(a)(i)(2) of the Agreement is hereby amended and restated in its entirety as follows:

“(2) ISU may conduct in vivo Confirmation Testing of the stock of Compound received from Catalyst [* * *]. If within such period, the in vivo Confirmation Testing reveals a material discrepancy between the specifications listed on Schedule 1.13 and the Compound as delivered by Catalyst, [* * *].”

2.	Schedule 1.13 of the Agreement is hereby amended and restated with Schedule 1.13 attached hereto.

3.	Except as expressly set forth herein, the Agreement remains in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Agreement by their duly authorized officers as of the Effective Date.

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

ISU ABXIS	CATALYST BIOSCIENCES

By:	By:
Name: Kim Dae Seong	Name: Nassim Usman, Ph.D.
Title: CEO and President	Title: Chief Executive Officer

Confidential treatment has been sought for portions of this Agreement. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

SCHEDULE 1.13

Schedule 1.13

Confirmation Testing Specifications

[* * *]